WELLS FARGO & COMPANY 8-K

Exhibit 4.4

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001BB37	FACE AMOUNT: $___________
REGISTERED NO. ____

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to an ETF Basket

due December 7, 2023

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be December 7, 2023. If the Calculation Day (as defined below) is not postponed for any Basket Component (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Calculation Day is postponed for any Basket Component, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) three Business Days (as defined below) after the last Calculation Day as postponed. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Maturity Payment Amount

The “Maturity Payment Amount” of this Security will equal:

•	if the Ending Price is greater than the Starting Price: the Face Amount plus the lesser of:

(i)	Face Amount	×	Ending Price – Starting Price Starting Price	× Participation Rate	; and

(ii) the Maximum Return;

•	if the Ending Price is less than or equal to the Starting Price, but greater than or equal to the Threshold Price: the Face Amount; or

•	if the Ending Price is less than the Threshold Price: the Face Amount minus:

Face Amount	×	Threshold Price – Ending Price Starting Price

All calculations with respect to the Maturity Payment Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Maturity Payment Amount will be rounded to the nearest cent, with one-half cent rounded upward.

“Basket” shall mean a basket comprised of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: SPDR® S&P 500® ETF Trust (50%); iShares® Russell 2000 ETF (15%); iShares® MSCI EAFE ETF (15%); iShares® MSCI Emerging Markets ETF (10%); Invesco DB Commodity Index Tracking Fund (5%); and Vanguard Real Estate ETF (5%).

“Basket Component” shall mean each of the SPDR S&P 500 ETF Trust, iShares Russell 2000 ETF, iShares MSCI EAFE ETF, iShares MSCI Emerging Markets ETF, Invesco DB Commodity Index Tracking Fund and Vanguard Real Estate ETF.

“Underlying Index” shall mean each of the S&P 500 Index, Russell 2000 Index, MSCI EAFE Index, MSCI Emerging Markets Index, DBIQ Optimum Yield Diversified Commodity Index Excess Return and MSCI US Investable Market Real Estate 25/50 Index.

The “Pricing Date” shall mean November 30, 2018.

The “Starting Price” is 100.

The “Ending Price” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the

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sum of: (A) 50% of the Component Return of the SPDR S&P 500 ETF Trust; (B) 15% of the Component Return of the iShares Russell 2000 ETF; (C) 15% of the Component Return of the iShares MSCI EAFE ETF; (D) 10% of the Component Return of the iShares MSCI Emerging Markets ETF; (E) 5% of the Component Return of the Invesco DB Commodity Index Tracking Fund; and (F) 5% of the Component Return of the Vanguard Real Estate ETF.

The “Component Return” of a Basket Component will be equal to:

Final Component Price – Initial Component Price

Initial Component Price

where,

•	the “Initial Component Price” is the Fund Closing Price of such Basket Component on the Pricing Date; and

•	the “Final Component Price” will be the Fund Closing Price of such Basket Component on the Calculation Day.

The Initial Component Prices of the Basket Components are as follows: SPDR S&P 500 ETF Trust ($275.65); iShares Russell 2000 ETF ($152.62); iShares MSCI EAFE ETF ($62.77); iShares MSCI Emerging Markets ETF ($41.08); Invesco DB Commodity Index Tracking Fund ($15.29); and Vanguard Real Estate ETF ($81.98).

The “Fund Closing Price” with respect to a Basket Component on any Trading Day means the product of (i) the Closing Price of one share of such Basket Component (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Basket Component on such Trading Day.

The “Closing Price” with respect to one share of a Basket Component (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Basket Component (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of a Basket Component (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Basket Component. See “Anti-dilution Adjustments Relating To A Basket Component; Alternate Calculation—Anti-dilution Adjustments” below.

The “Threshold Price” is 85, which is equal to 85% of the Starting Price.

The “Maximum Return” is 54% of the Face Amount.

The “Participation Rate” is 150%.

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“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

A “Trading Day” with respect to a Basket Component means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange (as defined below) and each Related Futures or Options Exchange (as defined below) with respect to such Basket Component, or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Related Futures or Options Exchange” for a Basket Component means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Basket Component.

The “Relevant Stock Exchange” for a Basket Component means the primary exchange or quotation system on which shares (or other applicable securities) of such Basket Component are traded, as determined by the Calculation Agent.

The “Calculation Day” shall be November 30, 2023. If such day is not a Trading Day with respect to any Basket Component, the Calculation Day for each Basket Component will be postponed to the next succeeding day that is a Trading Day with respect to each Basket Component. The Calculation Day for a Basket Component is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below) with respect to such Basket Component. If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the Calculation Day, then the Calculation Day for such Basket Component will be postponed to the first succeeding Trading Day for such Basket Component on which a Market Disruption Event for such Basket Component has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Basket Component after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Basket Component. If the Calculation Day has been postponed eight Trading Days for a Basket Component after the originally scheduled Calculation Day and a Market Disruption Event occurs or is continuing with respect to such Basket Component on such eighth Trading Day, the Calculation Agent will determine the Closing Price of such Basket Component on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of such Basket Component as of the Close of Trading (as defined below) on such eighth Trading Day. Notwithstanding the postponement of the Calculation Day for a particular Basket Component due to a Market Disruption Event with respect to such Basket Component, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by a Market Disruption Event. See “—Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of January 24, 2018 between the Company and the Calculation Agent, as amended from time to time.

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“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Price and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Market Disruption Events

A “Market Disruption Event” means, with respect to a Basket Component, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Basket Component or any Successor Basket Component (as defined below) on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Basket Component or any Successor Basket Component on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Basket Component or any Successor Basket Component on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Basket Component or any Successor Basket Component on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.
(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Basket Component or any Successor Basket Component prior to its Scheduled Closing Time unless the earlier closing time is
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announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Basket Component or any Successor Basket Component fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to a Basket Component:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Stock Exchange with respect to such Basket Component or any Successor Basket Component; and
(2)	the “Scheduled Closing Time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Basket Component or any Successor Basket Component means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating To A Basket Component; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to a Basket Component as specified below if any of the events specified below occurs with respect to such Basket Component and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Calculation Day for such Basket Component.

The adjustments specified below do not cover all events that could affect a Basket Component. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, such Basket Component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an

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equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Basket Component.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor for a Basket Component unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Basket Component, then once such split has become effective, the Adjustment Factor for such Basket Component will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of such Basket Component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Basket Component has been made by such Basket Component ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for such Basket Component will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Basket Component plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of such Basket Component which a holder of one share (or other applicable security) of such Basket Component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Basket Component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred with respect to a Basket Component, then the Adjustment Factor for such Basket Component will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Basket Component and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Basket Component on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Basket Component on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

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For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and
(2)	“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of a Basket Component will equal the amount per share (or other applicable security) of such Basket Component of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of a Basket Component described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Basket Component declares or makes a distribution to all holders of the shares (or other applicable security) of such Basket Component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If a Basket Component, or any Successor Basket Component, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Basket Component is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for such Basket Component or the method of determining the Maturity Payment Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

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Liquidation Events

If a Basket Component is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such Basket Component, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for such Basket Component will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Basket Component”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on the holder of this Security.

If a Basket Component undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of such Basket Component is to be determined and the Calculation Agent determines that no Successor Basket Component is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for such Basket Component on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Basket Component, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such Basket Component (including but not limited to the instance in which the sponsor of the index underlying such Basket Component discontinues publication of that index), then the Calculation Agent will (i) with respect to any Basket Component other than the Invesco DB Commodity Index Tracking Fund, calculate the Fund Closing Price for such Basket Component in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by such Basket Component immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event; and (ii) with respect to the Invesco DB Commodity Index Tracking Fund, calculate the Fund Closing Price for such Basket Component in good faith and in a commercially reasonable manner.

If a Successor Basket Component is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for such Basket Component, such Successor Basket Component or Fund Closing Price will be used as a substitute for such Basket Component for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Basket Component or a Successor Basket Component, or the related Underlying Index, is changed in a material respect, or if a Basket Component or a Successor Basket Component is in any other way modified so that such Basket Component does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of such Basket Component or such Successor Basket Component had such changes or

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modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to such Basket Component or such Successor Basket Component, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Basket Component and the Maturity Payment Amount with reference to such adjusted Closing Price of such Basket Component or such Successor Basket Component, as applicable.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount and the Ending Price. In addition, the Calculation Agent will (i) determine if adjustments are required to the Fund Closing Price and/or the Adjustment Factor of a Basket Component under the circumstances described in this Security, (ii) if a Basket Component undergoes a Liquidation Event, select a Successor Basket Component or, if no Successor Basket Component is available, determine the Fund Closing Price of such Basket Component, and (iii) determine whether a Market Disruption Event or non-Trading Day has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a prepaid derivative contract that is an “open transaction.”

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to December 7, 2023. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the

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Indenture will be equal to the Maturity Payment Amount hereof calculated as provided herein as though the date of acceleration was the Calculation Day.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO & COMPANY

By:

Its:

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,

as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,

        as Authenticating Agent for the Trustee

By:
Authorized Signature

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[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to an ETF Basket

due December 7, 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series S, of the Company. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on

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behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

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This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

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the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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